EXHIBIT 1

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CUSIP No. 742942105                 13D                    Page 10 of Pages 10
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                             JOINT FILING AGREEMENT

     THE UNDERSIGNED HEREBY AGREE TO THE JOINT FILING WITH EACH OTHER OF THE ATTACHED STATEMENT ON SCHEDULE 13D, AND ALL AMENDMENTS THERETO, AND THAT SUCH STATEMENT AND ALL AMENDMENTS THERETO, IS MADE ON BEHALF OF EACH OF THEM.

      IN WITNESS WHEREOF, THE UNDERSIGNED HEREBY EXECUTED THIS AGREEMENT ON FEBRUARY 15, 2007.



                             VERTICAL VENTURES, LLC


                             By: /s/ Joshua Silverman
                                 -------------------------------------
                                 Name: Joshua Silverman
                                 Title: Authorized Signatory


                             IROQUOIS CAPITAL LP


                             By: /s/ Joshua Silverman
                                 -------------------------------------
                                 Name: Joshua Silverman
                                 Title: Authorized Signatory


                             /s/ SCOT COHEN
                             -----------------------------------------
                             SCOT COHEN


                             /s/ RICHARD K. ABBE
                             -----------------------------------------
                             RICHARD K. ABBE

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